EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of July 8, 2015, by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (collectively, the “Investors”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.
RECITALS
WHEREAS, the Company and the Investors wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1
Definitions
1.1    Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:
(a)     “Board” shall mean the Board of Directors of the Company.
(b)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(c)    “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
(d)    “Company Indemnitee” has the meaning set forth in Section 2.6(b).
(e)    “Controlling Person” has the meaning set forth in Section 2.6(a).
(f)    “End of Suspension Notice” has the meaning set forth in Section 2.5(a).
(g)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(h)    “Indemnified Party” has the meaning set forth in Section 2.6(c).
(i)    “Indemnifying Party” has the meaning set forth in Section 2.6(c).
(j)    “Investor Indemnitee” has the meaning set forth in Section 2.6(a).

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(k)    “Liabilities” and “Liability” have the meaning set forth in Section 2.6(a).
(l)    “Notice of Proposed Sale” has the meaning set forth in Section 2.2(a).
(m)    “Other Selling Stockholders” shall mean persons other than the Investors who are from time to time entitled to include their Other Shares in certain registrations hereunder.
(n)    “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted by the Company from time to time.
(o)    “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
(p)    “Proceeding” has the meaning set forth in Section 2.6(a).
(q)    “Registrable Securities” shall mean the shares of Common Stock or any other securities (whether equity, debt or otherwise) of the Company acquired by the Investors in connection with the Merger Agreement and any other securities (whether equity, debt or otherwise) of Company acquired after the date hereof and that are held at the time of a demand pursuant to Section 2.1(a) by any of the Investors.
(r)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.
(s)    “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and up to $50,000 of reasonable legal expenses of one special counsel for Investors (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per underwritten public offering, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.
(t)    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(u)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(v)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(w)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors any of the Investors engage and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.
(x)    “Suspension Event” has the meaning set forth in Section 2.4(e).
(y)    “Suspension Notice” has the meaning set forth in Section 2.4(e).
Section 2
Resale Registration Rights
2.1    Resale Registration Rights.
(a)    Following demand by any Investor, the Company shall file with the Commission, as promptly as reasonably practicable, and in any event within thirty (30) days of such demand, a Registration Statement on Form S-3 covering the resale of the Registrable Securities by the Investors submitting such demand (the “Resale Registration Shelf”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7.
(b)    The Company shall use its reasonable best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. Subject to Section 3.11, the Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until all Registrable Securities covered by the Resale Registration Shelf have been sold (including pursuant to Rule 144 and sales to the Company) or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144. The Company shall promptly, and within two (2) Business Days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investors of the effectiveness of the Resale Registration Shelf.

(c)    Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, a registration pursuant to Section 2.1(a):
(i)    if the Company has and maintains an effective Registration Statement on Form S-3 (including, without limitation, the Company’s current Registration Statement on Form S-3, filed on May 23, 2012 (File No. 333--181595) that provides for the resale of an unlimited number of securities by the Investors (the “Company Registration Shelf”); or
(ii)    during the period forty-five (45) days prior to the Company’s good faith estimate of the date of filing of a Company Registration Shelf.
(d)    The Company shall file with the Commission, as promptly as practicable, and in any event within ten (10) business days of this Agreement, a “final” prospectus to its Company Registration Shelf covering the resale of the Registrable Securities by the Investors (the “Prospectus”). The Prospectus shall include the information required under Item 507 of Regulation S-K of the Securities Act, which information shall be provided by the Investors. Notwithstanding the foregoing, before filing the Prospectus, the Company shall furnish to the Investors a copy of the Prospectus and afford the Investors an opportunity to review and comment on the Prospectus.
(e)    Deferral and Suspension. At any time after being obligated to file a Resale Registration Shelf or after any Resale Registration Shelf has become effective, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf, upon giving written notice of such action to the Investors with a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of a Registration Statement covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company or its stockholders to defer the filing or suspend the use of such Resale Registration Shelf at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investors of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(d) more than once in any twelve (12)-month period. In the case of the suspension of use of any effective Resale Registration Shelf, the Investors, immediately upon receipt of notice thereof from the Company, shall discontinue any sales of Registrable Securities pursuant to such Resale Registration Shelf until advised in writing by the Company that the use of such Resale Registration Shelf may be resumed. In the case of a deferred Resale Registration Shelf, the Company shall provide prompt written notice to the Investors of (i) the Company’s decision to file or seek effectiveness of the Resale Registration Shelf following such deferral and (ii) the effectiveness of such Resale Registration Shelf.
(f)    Other Shares. Subject to Section 2.2(e) below, any Resale Registration Shelf may include Other Shares, and may include securities of the Company being sold for the account of the Company; provided such Other Shares are excluded first from such Registration

Statement in order to comply with any applicable laws or request from any Government Entity, Nasdaq or any applicable listing agency.
2.2    Sales and Underwritten Offerings of the Registrable Securities.
(a)    If the Investors intend to effect an underwritten public offering to sell or otherwise distribute Registrable Securities pursuant to the Resale Registration Shelf or the Company Registration Shelf, they shall provide the Company as much notice to the Company as reasonably practicable (and in any event not less than seven (7) business days prior to the Investors’ request that the Company file a prospectus supplement to a Resale Registration Shelf or Company Registration Shelf).
(b)    If the Investors intend to sell or otherwise distribute Registrable Securities other than pursuant to an underwritten public offering to more than 10 persons in a single transaction or series of related transactions, they shall provide the Company not less than seven (7) days written notice (a “Notice of Proposed Sale”) which specifies the amount of Registrable Securities proposed to be sold, the number of transferees, the anticipated timing of the sale and the proposed method of sale or distribution (which, subject to Section 2.2(b), may be any method of sale or distribution set forth in the plan of distribution included in the Resale Registration Shelf or the Company Registration Shelf), and the Company shall have the right, but not the obligation, to require that the Investor or Investors conduct an underwritten public offering with respect to the sale of such securities pursuant to the Resale Registration Statement or the Company Registration Statement. The Company shall inform the Investors of whether it will require the securities included in the Notice of Proposed Sale be sold pursuant to an underwritten public offering as soon as practicable but in any event within seven (7) business days of receipt of the Notice of Proposed Sale. If the Company fails to notify the Investors within such seven (7)-business day period, or informs the Investors it will not require an underwritten public offering, the Investors shall be permitted to sell or distribute such Registrable Securities consistent with the plan of distribution contained in the Resale Registration Shelf or Company Registration Shelf.
(c)    In connection with any offering by the Investors involving an underwriting of shares of Common Stock, the Company shall be entitled to select the underwriter or underwriters for such offering, but subject to the consent of the Investors which shall not be unreasonably withheld, conditioned or delayed.
(d)    In connection with any offering initiated by the Investors involving an underwriting of shares of Common Stock, including pursuant to Section 2.2(b), the Investors shall (i) enter into an underwriting agreement in customary form with such underwriter or underwriters, (ii) accept customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement, (iii) enter into any reasonable and customary “lock-up” or “market standoff” agreements that the managing underwriter for such offering deem necessary or advisable in connection with such offering, and (iv) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be requested by such underwriter or underwriters.

(e)    If the total amount of securities to be sold in any offering involving an underwriting of shares of Common Stock owned by the Investors pursuant to Section 2.2(b) exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities and securities of Other Selling Stockholders (subject in each case to the cutback provisions set forth in this Section 2.2(e)), that the underwriters and the Company determine in their sole discretion shall not jeopardize the success of the offering. In any offering involving an underwriting of shares of Common Stock owned by the Investors, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (a) first, securities of Other Selling Stockholders requested to be included in such registration shall be excluded, (b) second, shares of Company equity securities that the Company desires to include in such registration shall be excluded and (c) third, Registrable Securities requested to be included in such registration by the Investors shall be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round down the number of shares allocated to any selling stockholder (including the Investors) to the nearest 100 shares.
2.3    Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors.
2.4    Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 (including pursuant to Section 2.1(c)(i)) hereof, the Company shall keep the Investors advised as to the initiation of each such registration and as to the status thereof. The Company shall use its reasonable best efforts, within the limits set forth in this Section 2.4, to:
(a)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;
(b)    furnish to the Investors such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;
(c)    use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(d)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Investors may request in order to facilitate the disposition of such Registrable Securities;
(e)    deliver a notice (a “Suspension Notice”) to the Investors at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event (a “Suspension Event”) as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(f)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g)    if requested by an Investor, cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities being transferred by an Investor, within two (2) business days of such request;
(h)    cause to be furnished, at the request of the Investors, on the date that Registrable Securities are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter or letters, dated as of such date, from the independent certified public accountants of who have certified the Company’s financial statements included in the Resale Registration Shelf or the Company Registration Shelf, as applicable, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and
(i)    cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets or which Common Stock is then listed.
2.5    The Investors Obligations.
(a)    Discontinuance of Distribution. The Investors agree that, upon receipt of Suspension Notice regarding a Suspension Event, the Investors shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice (an “End of Suspension Notice”) that no supplement or amendment is required and that the Investors’ disposition of the

Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).
(b)    Compliance with Prospectus Delivery Requirements. The Investors covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.
(c)    Notification of Sale of Registrable Securities. The Investors covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within five (5) business days, following the sale of such Registrable Securities.
2.6    Indemnification.
(a)    The Company agrees to indemnify and hold harmless (i) each Investor and any underwriter (as determined under the Securities Act) for such Investor, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such person described in clause (i) (any of the persons referred to in this clause (ii) being referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, representatives and agents of such persons or any Controlling Person (any person referred to in clause (i), (ii) or (iii) may be referred to as an “Investor Indemnitee”), to the fullest extent permitted by law, from and against all claims, losses, damages, or liabilities (or actions or suits in respect thereof) (each, a “Liability” and collectively, the “Liabilities”), including any legal and any other expenses reasonably incurred in connection with investigating or defending any such Liability, to the extent Liability or Liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) used to sell any Registrable Securities, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to a Registration Statement used to sell any Registrable Securities; provided, however, that (A) the Company shall not be liable in any such case to the extent that such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conforming with information relating to any Investor Indemnitee furnished to the Company or any underwriter in writing by or on behalf of such Investor Indemnitee expressly for use therein , (B) in the case of a Suspension Event for which a Suspension Notice is delivered in accordance with Section 2.4(e) and Section 3.3, the Company shall not be liable for any Liabilities resulting from a sale of Registrable Securities by any Investor occurring after the receipt by such Investor of the Suspension Notice and prior to the delivery by the Company of an End of Suspension Notice (or, if earlier, the time that the suspension period is required to end pursuant to Section 2.4(e)) and (C) the Company shall not be liable for any amounts paid in settlement of any

Liabilities if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The Company shall notify the Investors promptly of the institution, threat or assertion of any claim, action, suit or proceeding (including any governmental investigation) (a “Proceeding”), or litigation of which is shall have become aware in connection with the matters address by this Agreement which involves the Company or an Investor Indemnitee.
(b)    Each Investor, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each Controlling Person of the Company, and (iii) the respective officers, directors, employees, representatives and agents of the Company or any Controlling Person (any person referred to in clause (i), (ii) or (iii) may be referred to as a “Company Indemnitee”), to the fullest extent permitted by law, from and against all Liabilities, including any legal and any other expenses reasonably incurred in connection with investigating or defending any such Liability, to the extent Liability or Liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) used to sell any Registrable Securities provided by the Investors pursuant to Section 2.7, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements made pursuant to Section 2.7 not misleading, or (iii) any violation or alleged violation by such Investor of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to a Registration Statement used to sell any Registrable Securities; provided, however, that (A) such Investor shall not be liable in any such case to the extent that the Company is obligated to indemnify any Investor Indemnitee for such Liabilities pursuant to Section 2.6(a) , and (B) the Investors shall not be liable for any amounts paid in settlement of any Liabilities if settlement is effected without the consent of the Investors (which consent shall not be unreasonably withheld); and provided, further, that, absent gross negligence or willful misconduct, such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration. The Investors shall notify the Company promptly of the institution, threat or assertion of any Proceeding or litigation of which is shall have become aware in connection with the matters address by this Agreement which involves the Investors or a Company Indemnitee.
(c)    If any Proceeding or demand shall be brought or asserted against any Investor Indemnitee or any Company Indemnitee (the “Indemnified Party”), such Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof and general summarize such Proceeding (but failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 2.6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party(ies), shall retain a single counsel (and a single local counsel) reasonably satisfactory to the Indemnified Party(ies) to represent the Indemnified Party(ies) and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding.

Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the Proceeding to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such Proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such Controlling Persons of the Company as shall be designated in writing by the Company).
(d)    If the indemnification provided for in paragraphs (a) and (b) of this Section 2.6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Investor Indemnitee on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Investor Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The indemnity and contribution agreements contained in this Section 2.6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Investor Indemnitees’ obligations to contribute pursuant to this Section 2.6 are several in proportion to the respective number of Registrable Securities sold by each of the Investor Indemnitees hereunder and not joint.
(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering as it relates to the liability as between the underwriters on the one hand, and the Company or an Investor on the other hand, are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.
(g)    The obligations of the Company and the Investors under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.
2.7    Information. The Investors shall furnish to the Company all information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request and as is required by applicable law in connection with any registration referred to in this Agreement. The Investors agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investors not false or misleading. The Investors agree to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name the Investors in any Registration Statement if the Investors have not provided the information required by this Section 2.7 with respect to the Investors as a selling securityholder in such Registration Statement or any related prospectus.
2.8    Rule 144 Requirements. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
(c)    prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investors with copies of all of the pages thereof (if any) that reference the Investors; and

(d)    furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.
2.9    Termination of Status as Registrable Securities. The Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investors pursuant to Rule 144 (or other similar rule), provided, further, that each Registrable Security shall cease to be deemed a Registrable Security for so long as such Registrable Security may be resold by the Investors without limitations as to volume or manner of sale pursuant to Rule 144; (iii) such Registrable Securities have been sold to the Company, or (iv) ten (10) years after the date of this Agreement.
Section 3
Miscellaneous
3.1    Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investors
3.2    Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
3.3    Notices. All notices required or permitted under this Agreement must be in writing and sent to the address, facsimile number or email address identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by facsimile or by email followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to the Investors:	At such Investor’s address as set forth on Schedule A hereto

If to the Company:	Alexion Pharmaceuticals, Inc. Attention: General Counsel

352 Knotter Drive
Cheshire, MA 06410
Fax: (203) 271-8199
Email: moriartyj@alxn.com

with a copy to:	Wachtell, Lipton, Rosen & Katz Attention: Mark Gordon 51 West 52nd Street New York, NY 10019 Fax: (212) 403-2000
Email: mgordon@wlrk.com
3.4    Governing Law; Jurisdiction; Venue; Jury Trial.
(d)    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(e)    Each of the Company and the Investors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Investors irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the Company and the Investors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(f)    Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Investors hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(g)    EACH OF THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE INVESTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE INVESTORS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
3.5    Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investors shall be entitled to transfer Registrable Securities to one or more of their controlled affiliates and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, so long as such Investor is not relieved of any liability or obligations hereunder, without the prior consent of the Company. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
3.6    Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof are superseded.
3.7    Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
3.8    Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.
3.9    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
3.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.
3.11    Term and Termination. The Investors’ rights to demand the registration of the Registrable Securities under this Agreement shall terminate automatically once all Registrable

Securities cease to be Registrable Securities pursuant to the terms of Section 2.9 of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.
ALEXION PHARMACEUTICAL, INC.
a Delaware Corporation
By:    /s/ Saqib Islam
Name:    Saqib Islam
Title:    Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.
667, L.P. ,
By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.
By: /s/ Scott Lessing
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.
By: BAKER BROS. ADVISORS LP,
management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.
By: /s/ Scott Lessing
Scott Lessing
President

[Signature Page to Registration Rights Agreement]

Schedule A
The Investors

Baker Bros. Investors:

667, L.P.
BAKER BROTHERS LIFE SCIENCES, L.P.

To the above Investors:
Baker Brothers Investments
667 Madison Avenue 21st Floor
New York, NY 10065
With a copy to:
Akin Gump Strauss Hauer & Feld LLP
Attn: Jeffrey Kochian
One Bryant Park
New York, NY 10036-6745